UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 23, 2009

Biolase Technology, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 23, 2009, Biolase Technology, Inc. (the "Company") received a staff deficiency letter from The NASDAQ Stock Market indicating that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2008, the Company does not comply with the minimum stockholders’ equity requirement of $10 million for continued listing on The NASDAQ Global Market as set forth in NASDAQ Marketplace Rule 4450(a)(3). As of December 31, 2009, the Company’s stockholders’ equity was approximately $9.4 million.

NASDAQ is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market. To facilitate this review, NASDAQ has requested that the Company submit a detailed plan of compliance by April 7, 2009, advising NASDAQ of the action the Company has taken, or plans to take, that would bring it into compliance with Marketplace Rule 4450(a)(3). If NASDAQ does not accept the Company’s plan, NASDAQ may then initiate delisting proceedings from The NASDAQ Global Market, at which time the Company may appeal NASDAQ’s determination to a Listing Qualifications Panel. The Company is in the process of preparing a response to NASDAQ’s request for a plan of compliance.

Alternatively, the Company may elect apply to transfer its securities to The NASDAQ Capital Market. Under NASDAQ rules, in order to qualify for such a transfer, the Company must have stockholders equity of not less than $2.5 million, must have not less than 500,000 shares held by public stockholders other than officers, directors or 10% beneficial stockholders, and must meet other requirements as set forth by NASDAQ. In order to effectuate the transfer its securities to the NASDAQ Capital Market, the Company must meet all of the requirements for continued listing on this market. The Company believes that, as of the date of this filing, it is in compliance with all of the requirements for listing with the NASDAQ Capital Market.

A copy of the press release announcing the NASDAQ deficiency letter is furnished as Exhibit 99.1 and incorporated into this Item 3.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Biolase Technology, Inc., dated March 26, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase Technology, Inc.

March 26, 2009	By:	/s/ David M. Mulder

Name: David M. Mulder
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Biolase Technology, Inc., dated March 26, 2009.